UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 24, 2008
ACCESS PLANS USA, INC.
(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
4929 Royal Lane, Suite 200
Irving, Texas 75063
(Address of principal executive offices)
(866) 578-1665
(Issuer’s telephone number)
Former Name:
Precis, Inc.
2040 North Highway 360
Grand Prairie, TX 75050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Exhibits

Signature
EX-2.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement

We, Access Plans USA, Inc., announced on December 29, 2008, that we have entered into a Stock Purchase Agreement with HealthScope Benefits, Inc. (“HealthScope). Under the terms of the Agreement, HealthScope has agreed to buy all of the outstanding capital stock of Access HealthSource, Inc., our wholly-owned subsidiary, along with all of the outstanding capital stock of the subsidiaries of Access HealthSource, Inc.

As a result of the transaction, HealthScope will own all of our El Paso based operations. Other than in respect of the Stock Purchase Agreement, there is no relationship between us or our affiliates and any of the other parties to the Merger Agreement.

The Merger Agreement is attached hereto as Exhibit 2.1. Our press release announcing the merger is attached as Exhibit 99.1.

Under the Merger Agreement, we and the parties to the Merger Agreement agreed as follows.
•	Our subsidiary, Precis-Access Acquisition, Inc. will sell all of its shares of Access HealthSource, Inc. to HealthScope.

•	HealthScope will pay us nominal consideration of $1.

•	We will pay HealthScope $100,000 to fund certain on-going operating costs.

•	We expect that the transaction will be completed on December 31, 2008.
Item 9.01	Exhibits
Exhibit 2.1	Stock Purchase Agreement, dated December 24, 2008, among Access Plans USA, Inc., HealthScope Benefits, Inc., and Precis-Access Acquisition, Inc.

Exhibit 99.1:	Press Release that we issued on December 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS USA, INC.
By:	/s/ Ian R. Stuart
Ian R. Stuart
Interim President and C.E.O.

Dated: December 30, 2008